Exhibit 10.2

Execution Version

December 27, 2019

Leisure Acquisition Corp.

250 W. 57th Street

Suite 2223

New York, NY 10107

Dear Sirs/Mesdames:

Re:	Voting and Support Agreement

This voting and support agreement (the “Agreement”) is entered into by and among The Catalyst Capital Group Inc., Catalyst Fund II Parallel Limited Partnership, Catalyst Fund Limited Partnership II and Catalyst Fund Limited Partnership III (collectively, the “Supporting Party”) and Leisure Acquisition Corp., a Delaware corporation (“LACQ” and, together with the Supporting Party, the “Parties”).

The Supporting Party understands that concurrently with the execution of this Agreement, LACQ, GTWY Holdings Limited (the “Company”) and GTWY Merger Sub Corp., a Delaware corporation (“Merger Sub”), are entering into an Agreement and Plan of Merger (as it may have been, or may from time to time be, amended, modified or amended and restated, the “Merger Agreement”) contemplating, amongst other things, the merger of LACQ with and into Merger Sub, with LACQ as the surviving entity, pursuant to which, and in consideration for such merger, common shares in the capital stock of the Company (“Company Shares”) will be issued to stockholders of LACQ by way of a plan of arrangement under Section 192 of the CBCA (the “Plan of Arrangement”) in accordance with and subject to the terms and conditions thereof. The Supporting Party exercises control or direction over the Company Shares set forth in Schedule A (together with any Company Shares acquired by or issued to the Supporting Party or over which the Supporting Party acquires control or direction after the date hereof, directly or indirectly, if any, the “Subject Securities”). The Supporting Party acknowledges that LACQ would not have entered into the Merger Agreement but for the execution and delivery of this Agreement by the Supporting Party. The Supporting Party hereby agrees to cause each registered holder of the Subject Securities (to the extent not the Supporting Party) to comply with the terms of this Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

1.	Voting and Other Covenants

The Supporting Party hereby irrevocably covenants and agrees from the date hereof until the date of termination of this Agreement in accordance with Section 3:

(a)	at the Company Special Meeting (which, for the purposes of this Agreement, shall include any postponement thereof or any other meeting of shareholders of the Company pertaining to the approval of the Transactions), to cause the Subject Securities to be counted as present for purposes of establishing quorum and to exercise (or cause to be exercised) all voting rights attached to the Subject Securities in favor of the Arrangement Resolution and any other matters which are necessary, proper or advisable for the consummation of the Arrangement and the other transactions contemplated by the Merger Agreement, the Plan of Arrangement and any Ancillary Agreements, including in connection with any separate vote of any sub-group of Company Shareholders that may be required to be taken and of which sub-group the Supporting Party forms a part or controls;

(b)	to deliver (or cause to be delivered) on or before the third Business Day prior to the Company Special Meeting in accordance with the instructions set out in the Circular and with a copy to LACQ concurrently with such delivery, duly executed proxies directing the holder of such proxies to vote in favor of the Arrangement Resolution and any other matters which are necessary, proper or advisable for the consummation of the Arrangement and the other transactions contemplated by the Merger Agreement, the Plan of Arrangement and the Ancillary Agreements;

(c)	not to, directly or indirectly, exercise or cause to be exercised any Dissent Rights in connection with the Arrangement;

(d)	to exercise (or cause to be exercised) all voting rights attached to the Subject Securities (i) against any action or agreement submitted for approval of the Company Shareholders that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or Merger Sub contained in the Merger Agreement or of the Supporting Party contained in this Agreement, (ii) against any action, agreement or transaction submitted for approval to the Company Shareholders that would reasonably be expected to adversely affect in a material manner, prevent, materially delay or materially impede the timely consummation of the Arrangement or would reasonably be expected to result in any condition contained in Article X of the Merger Agreement not being satisfied, and (iii) against any change in the capital structure of the Company or any of its Subsidiaries including any amendments to any of their articles, by-laws or other constating documents (other than pursuant to the Merger Agreement);

(e)	not to option, sell, transfer, pledge, encumber, grant a security interest in, hypothecate or otherwise convey or enter into any forward sale, repurchase agreement or other monetization transaction with respect to any of the Subject Securities, or any right or interest therein (legal or equitable), to any person or group, or agree to do any of the foregoing, provided that the Supporting Party may transfer the Subject Securities to a corporation, partnership or other entity directly or indirectly owned or controlled by the Supporting Party or under common control with the Supporting Party, provided, further, that (i) such transfer shall not relieve or release the Supporting Party of or from its obligations under this Agreement, including, without limitation, the obligation of the Supporting Party to vote or cause to be voted all of the Subject Securities in favour of the Arrangement Resolution, (ii) prompt written notice of such transfer is provided to LACQ, (iii) the transferee agrees to be bound by the terms hereof pursuant to documentation approved in writing by LACQ in advance of such transfer, and (iv) the transferee continues to be a corporation, partnership or other entity owned or controlled by the Supporting Party or under common control with the Supporting Party at all times prior to Closing;

(f)	not to grant any proxies or powers of attorney (other than as contemplated hereby), deposit any of the Subject Securities into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Securities;

(g)	to promptly notify LACQ of any new Subject Securities acquired by or issued to the Supporting Party or over which the Supporting Party acquires control after the date hereof;

(h)	not to engage, directly or indirectly, in any transactions involving the securities of LACQ without the prior consent of LACQ; and

(k)	to comply with the terms of covenant applicable to the Company set forth in Section 7.7 of the Merger Agreement (Exclusivity) mutatis mutandis.

2.	Representations and Warranties

The Supporting Party represents and warrants as follows to LACQ:

(a)	Organization & Authority. The Supporting Party is a corporation or entity incorporated or duly organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation and has full legal capacity and authority to execute and deliver this Agreement, to perform the transactions contemplated hereunder.

(b)	Validity of Agreement. None of the execution and delivery by the Supporting Party of this Agreement or the completion or performance of the transactions contemplated hereby or the compliance by the Supporting Party with the Supporting Party’s obligations hereunder will result in a breach of (i) any agreement or instrument to which the Supporting Party is a party or by which the Supporting Party or any of the Supporting Party’s property or assets is bound, (ii) any judgment, decree, order or award of any Governmental Entity issued to or against the Supporting Party, (iii) the articles, by-laws or other constating documents of the Supporting Party or (iv) any Laws relevant in the context of the Arrangement or this Agreement.

(c)	Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Supporting Party and constitutes a legal, valid and binding obligation, enforceable by LACQ against the Supporting Party in accordance with its terms, subject, however, to any limitation under applicable Laws relating to (i) bankruptcy, insolvency, reorganization and other Laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(d)	Title to Subject Securities. The Supporting Party is the registered and beneficial owner of, or the beneficial owner exercising control or direction over, the Subject Securities, with good and valid title thereto. The Supporting Party has the sole right to vote all of the Subject Securities, subject to the provisions of the articles and bylaws of the Company (the “Articles”). The Supporting Party is not currently obligated to grant nor has it granted or has any proxy outstanding in respect of any of the Subject Securities. None of the Subject Securities are subject to any agreement, arrangement or restriction with respect to the voting thereof, except as contemplated by this Agreement and the Legacy Shareholders Agreement. The Supporting Party is not the registered or beneficial owner of, nor does it exercise control or direction over, any Company Shares other than the Subject Securities. Other than pursuant to the Legacy Shareholders Agreement, the Supporting Party has no agreement or option, or right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Supporting Party or transfer to the Supporting Party of additional Company Shares. No Person has any agreement or option, or any right or privilege (whether by Law, pre-emptive or contractual), capable of becoming an agreement or option for the purchase, acquisition or transfer from the Supporting Party of any of the Subject Securities except pursuant to this Agreement or as expressly provided in the terms of the Legacy Shareholders Agreement.

(e)	Approvals and Consents. Other than the Gaming Authority Approvals, no sanction, ruling, consent, order, exemption, permit, declaration, filing, waiver or other approval of any Governmental Authority or other Person is required to be obtained by the Supporting Party in connection with the execution and delivery of this Agreement, the performance by the Supporting Party of its obligations hereunder and the consummation by the Supporting Party of the transactions contemplated hereby.

(f)	No Litigation. There is no Action pending or, to the knowledge of the Supporting Party, threatened against the Supporting Party that would reasonably be expected to have an adverse impact on the validity of this Agreement or any action taken or to be taken by the Supporting Party in connection with this Agreement.

3.	Termination

This Agreement shall terminate upon the earlier to occur of the:

(a)	Closing;

(b)	date upon which the Merger Agreement is terminated in accordance with its terms; or

(c)	date upon which the Parties agree in writing to terminate this Agreement.

4.	Successors and Assigns

(a)	This Agreement becomes effective only when executed by each of the Parties. After that time, it is binding on and enures to the benefit of the Parties and their respective heirs, administrators, executors, legal representatives, successors and permitted assigns.

(b)	Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned or transferred, in whole or in part, by either Party without the prior written consent of the other Party.

5.	Disclosure and Announcement

(a)	The Supporting Party hereby consents to: (i) details or a summary of this Agreement being set out in any press release, information circular, including the Circular, and court documents produced by the Company, LACQ or any of their respective Affiliates in connection with the transactions contemplated by this Agreement and the Merger Agreement and (ii) this Agreement being filed on SEDAR or EDGAR solely to the extent required by Law.

(b)	Either Party shall be permitted to make any public announcement with respect to the transactions contemplated herein or pursuant to the Merger Agreement without the prior written approval of the other Party if (i) the disclosure is required by Law and (ii) the Party has first used its commercially reasonable efforts to consult with the other Party about the form and substance of such disclosure, subject to the overriding obligations of Laws.

6.	Waiver of Claims against Trust Account

The Supporting Party hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of LACQ and into which substantially all of the proceeds of LACQ’s initial public offering have been deposited (the “Trust Account”). The Supporting Party hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

7.	Expenses

Each of the Parties shall pay its own legal, financial, advisory, accounting and other costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement.

8.	Amendment

This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by the Parties. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party.

9.	Specific Performance and Injunctive Relief

The Supporting Party agrees that irreparable harm may occur for which money damages, even if available, would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Supporting Party. It is accordingly agreed that LACQ shall be entitled to seek injunctive relief, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement, and to enforce compliance with the terms of this Agreement without the proof of actual damages and without any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunctive or other equitable relief. Such remedies shall not be the exclusive remedies of LACQ for breach of this Agreement, but shall be in addition to any other remedy to LACQ may be entitled at Law, in equity or pursuant to this Agreement. The Supporting Party agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) LACQ has an adequate remedy at Law or (ii) an award of specific performance is not an appropriate remedy for any reason at Law or equity.

10.	Fiduciary Duties of Shareholders

Notwithstanding any provision of this Agreement to the contrary, a shareholder, officer or director of the Supporting Party that is a director or officer of the Company shall not be limited or restricted by this Agreement in the exercise of his or her fiduciary duties as a director or officer of the Company.

11.	Governing Law

(a)	This Agreement is governed by and shall be interpreted and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(b)	Each Party irrevocably attorns and submits to the exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

12.	Intepretative Provisions

In this Agreement:

(a)	the insertion of headings and the division of this Agreement into Sections are for convenience of reference only and shall not affect in any way the meanings and interpretation of this Agreement;

(b)	unless the contrary intention appears, words importing the singular include the plural and vice versa and words importing genders shall include all genders;

(c)	time shall be of the essence in this Agreement;

(d)	references to the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation” whether or not they are followed by those words or words of like import;

(e)	references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(f)	references to a particular statute or Law shall be to such statute or Law and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated thereunder or amended from time to time.

13.	Notices

All notices and communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by email, or as of the following Business Day if sent by prepaid overnight courier, to the parties hereto at the following addresses (or at such other addresses as shall be specified by either party by notice to the other given in accordance with these provisions):

(a)	if to LACQ:

Leisure Acquisition Corp.

250 W. 57th Street

Suite 2223

New York, NY 10107

Attention: Daniel B. Silvers

E-mail: dsilvers@matthewslane.com

With copies to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

Attention: Jeffrey A. Horwitz, Daniel I. Ganitsky

E-mail: jhorwitz@proskauer.com; dganitsky@proskauer.com

and to:

Miller Thomson LLP

Scotia Plaza

40 King Street West, Suite 5800

P.O. Box 1011

Toronto, Ontario M5H 3S1

Attention: Lawrence D. Wilder

E-mail: lwilder@millterthomson.com

(b)	if to the Supporting Party:

c/o The Catalyst Capital Group Inc.

181 Bay Street Suite 4700

Bay Wellington Tower Brookfield Place

P.O. Box 792

Toronto, Ontrario M5J 2T3

With copies to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attention: Zachary Judd and Matthew Dixon

Facsimile: (312) 993-9767

E-mail: zachary.judd@lw.com; matthew.dixon@lw.com

and to:

Bennett Jones LLP

#2500 - 666 Burrard Street

Vancouver, British Columbia V6C 2X8

Attention: Christian Gauthier

Facsimile: (604) 891-5100

E-mail: gauthierc@bennettjones.com

14.	Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision shall be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

15.	Further Acts

Each Party shall, from time to time and at all times hereafter, at the request of the other Party, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments as may be reasonably required in order to fully perform and carry out the terms and intent hereof.

16.	Entire Agreement

This Agreement constitutes the entire agreement between Parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings and negotiations, whether oral or written, of the Parties hereto.

17.	Counterparts

This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Signature page follows.]

Yours truly,

THE CATALYST CAPITAL GROUP INC.

By:	/s/ Gabriel de Alba
Name:	Gabriel de Alba
Title:	Authorized Signatory

CATALYST FUND II PARALLEL
LIMITED PARTNERSHIP

By:	/s/ Gabriel de Alba
Name:	Gabriel de Alba
Title:	Authorized Signatory

CATALYST FUND LIMITED PARTNERSHIP II

By:	/s/ Gabriel de Alba
Name:	Gabriel de Alba
Title:	Authorized Signatory

CATALYST FUND LIMITED PARTNERSHIP III

By:	/s/ Gabriel de Alba
Name:	Gabriel de Alba
Title:	Authorized Signatory

Acknowledged and agreed to as of the date hereinabove mentioned.

LACQ:

LEISURE ACQUISITION CORP.

Per:	/s/ Daniel B. Silvers
Name: Daniel B. Silvers
Title: Chief Executive Officer